SHARE PURCHASE AND TRANSFER AGREEMENT

This SHARE PURCHASE AND TRANSFER AGREEMENT (this "Agreement") is made and entered into on 10 January 2026 (the "Effective Date").

PARTIES
(1) THE TRANSFERORS (collectively, the "Transferors"):

(a) YANG, HAICHUN (楊海春) (the "First Transferor")
Address: [redacted]

(b) LIAO, XINYU (廖新宇) (the "Second Transferor")
Address: [redacted]
Hunan Pr[redacted]

(c) HUANG, YING (黄映) (the "Third Transferor")
Address: [redacted]
Hunan Pr[redacted]

(2) THE TRANSFEREE:

ChdgAI Commodities Limited (the "Transferee")
A company incorporated under the laws of the Cayman Islands with its registered office at:
4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, KY1-1002, Grand Cayman

(3) THE TARGET COMPANY:

FUERMOSHA (HK) CO., LIMITED (福爾摩沙（香港）有限公司) (the "Company")
A company incorporated under the laws of Hong Kong

RECITALS
A. The Transferors are the legal and beneficial owners of the Shares (as defined below) in the Company, holding the number of shares set forth opposite their names in Schedule 1.

B. The Transferee, the Transferors and the Company have entered into a Reorganization Agreement dated 10 January 2026 (the "Reorganization Agreement") and a Share Exchange Agreement of even date (the "Share Exchange Agreement"), pursuant to which the Parties intend to effect an internal group reorganization under common control.

C. This Agreement is the Share Purchase and Transfer Agreement referred to in the Reorganization Agreement and forms part of a single integrated transaction together with the Share Exchange Agreement.

D. The Transferors agree to Transfer, and the Transferee agrees to take, all of the Shares on the terms and conditions set out in this Agreement.

AGREEMENT
1. DEFINITIONS AND INTERPRETATION

1.1 Definitions
In this Agreement, unless the context otherwise requires:

"Business Day" means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Hong Kong;

"Completion" means completion of the Shares Transfer in accordance with Clause 4;

"Completion Date" means 15 January 2026;

"Consideration" means the aggregate cash consideration payable by the Transferee to the

Transferors for the Shares Transfer as set out in Clause 3;

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

"Shares" means the 10,000 ordinary shares in the Company held by the Transferors as set out in Schedule 1;

"Stamp Duty" means all stamp duties, transfer duties and other documentary taxes payable in connection with the transfer of the Shares.

1.2 Interpretation
References to clauses and schedules are to clauses and schedules of this Agreement. The schedules form an integral part of this Agreement.

2. TRANSFER OF SHARES

2.1 Transfer of Shares
Subject to the terms and conditions of this Agreement, each Transferor agrees to Transfer, and the Transferee agrees to take, the Shares set opposite such Transferor's name in Schedule 1, free from all encumbrances and together with all rights attaching to such shares as at the Completion Date.

2.2 Title and Ownership
Each Transferor represents and warrants to the Transferee that:

(a) it is the sole legal and beneficial owner of the Shares allocated to it as set out in Schedule 1;
(b) the Shares are fully paid up; and
(c) the Shares are free from any encumbrance, lien, charge, pledge, or other third-party rights.

3. CONSIDERATION

3.1 Cash Consideration
The Transferee shall pay an aggregate cash consideration of HK$414,646.30 (Hong Kong Dollars Four Hundred Fourteen Thousand Six Hundred Forty-Six and Cents Thirty Only) to the Transferors, allocated among the Transferors as set out in Schedule 1.

3.2 Nature of Consideration
The Parties acknowledge that:

(a) the transaction forms part of an internal reorganization under common control;
(b) the consideration was determined in the context of an internal reorganization and should not, by itself, be treated as conclusive evidence of fair market value for other purposes;
(c) the cash consideration is incidental to the overall restructuring.

3.3 Integration of Transactions
This Agreement shall not be interpreted as an independent of shares but as part of an internal reorganization. Completion of this Agreement is conditional upon completion of the Share Exchange Agreement.

3.4 Payment
The Transferee shall pay the Consideration to each Transferor on the Completion Date by such method as the Transferors and the Transferee may agree in writing. The Parties acknowledge that the Transferee's obligation to pay the Consideration is subject to completion.

4. COMPLETION

4.1 Time and Place
Completion shall take place on the Completion Date at the registered office of the Company or at such other place as the Parties may agree.

4.2 Transferors' Obligations at Completion
At Completion, each Transferor shall:

(a) deliver to the Transferee a duly executed Instrument of Transfer in respect of the Shares held by such Transferor;
(b) deliver to the Transferee the relevant share certificate(s) representing such Shares;
(c) deliver to the Transferee a duly executed Sold Note in respect of such Shares; and
(d) do all such other acts and things as may be required to give effect to the transfer of the Shares to the Transferee.

4.3 Transferee's Obligations at Completion
At Completion, the Transferee shall:
(a) pay the Consideration to the Transferors in accordance with Clause 3;
(b) deliver to each Transferor a duly executed Bought Note in respect of the Shares transferred from such Transferor;
(c) deliver to the Company and the Transferors evidence of board resolutions approving the purchase of the Shares; and
(d) do all such other acts and things as may be required to give effect to the purchase of the Shares.

4.4 Post-Completion Actions
The Company shall, immediately following Completion, update its register of members to reflect the Transferee position as the holder of all Shares.

5. STAMP DUTY
All Stamp Duty payable in respect of the transfer of the Shares shall be borne and paid by the Transferee. Each Party shall bear its own other tax liabilities. The Parties acknowledge that this is a restructuring transaction and shall cooperate to file all necessary returns with the Hong Kong Inland Revenue Department.

6. WARRANTIES

6.1 Transferors' Warranties
Each Transferor warrants to the Transferee that:

(a) it has full power and authority to enter into and perform this Agreement;
(b) this Agreement constitutes valid and binding obligations enforceable against it in accordance with its terms;
(c) it is the sole legal and beneficial owner of the Shares allocated to it;
(d) the Shares are fully paid up and free from all encumbrances; and
(e) there are no claims, proceedings, or disputes pending or threatened in relation to the Shares.

6.2 Transferee's Warranties
The Transferee warrants to the Transferors that:
(a) it is duly incorporated and validly existing under the laws of the Cayman Islands;
(b) it has full corporate power and authority to enter into and perform this Agreement;and
(c) this Agreement constitutes valid and binding obligations enforceable against it in accordance with its terms.

7. CONFIDENTIALITY
Each Party shall keep confidential the terms of this Agreement and all information received by it in connection with this Agreement, except as may be required by law, regulation, or a competent regulatory authority (including the U.S. Securities and Exchange Commission).

8. GOVERNING LAW AND DISPUTE RESOLUTION

8.1 Governing Law
This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

8.2 Dispute Resolution
Any dispute arising out of or in connection with this Agreement shall be resolved by arbitration in accordance with the rules of the Hong Kong International Arbitration Centre (HKIAC) . The arbitration shall take place in Hong Kong, the language of arbitration shall be English, and the arbitral award shall be final and binding.

9. GENERAL PROVISIONS

9.1 Entire Agreement
This Agreement, together with the Reorganization Agreement and the Share Exchange Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

9.2 Amendments
No amendment to this Agreement shall be effective unless in writing and signed by all Parties.

9.3 Assignment
No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

9.4 Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

9.5 Severability
If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

9.6 Costs
Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation, and execution of this Agreement, except as otherwise provided in Clause 5 (Stamp Duty).

SCHEDULE 1

SHARES

Transferor	Shares	Percentage	Consideration
YANG, HAICHUN	5,000	50%	HK$207,323.15
LIAO, XINYU	3,000	30%	HK$124,393.89
HUANG, YING	2,000	20%	HK$82,929.26
TOTAL	**10,000**	**100%**	**HK$414,646.30**

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

THE FIRST TRANSFEROR:

[redacted]

YANG, HAICHUN (楊海春)

THE SECOND TRANSFEROR:

[redacted]

LIAO, XINYU (廖新宇)

THE THIRD TRANSFEROR:

[redacted]

HUANG, YING (黃映)

THE TRANSFEREE:

ChdgAI Commodities Limited

[redacted]

Authorized Signatory